UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 31, 2013

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On May 31, 2013, Seagate Technology plc (the “Company”) announced the early tender results of the cash tender offer announced by its wholly owned subsidiary, Seagate HDD Cayman (“HDD Cayman”), on May 16, 2013 (the “Tender Offer”) to purchase the outstanding 7.75% Senior Notes due 2018, CUSIP number 81180WAE1 (the “2018 Notes”), and the outstanding 6.800% Senior Notes due 2016, CUSIP number 81180RAE2 (the “2016 Notes”). As of the previously announced early tender date at 5:00 p.m., New York City time, on May 30, 2013, HDD Cayman had received tenders for an aggregate principal amount of approximately $398 million of the 2018 Notes and an aggregate principal amount of approximately $190 million of the 2016 Notes.

HDD Cayman also announced today that it has increased the aggregate principal amount of notes that it has offered to purchase in the Tender Offer from $250 million to $700 million. In addition, HDD Cayman announced today that it has extended the period during which notes validly tendered (and not validly withdrawn) are eligible to receive the early tender premium described in HDD Cayman’s Offer to Purchase, dated May 16, 2013 (as amended, the “Offer to Purchase”) and the related Letter of Transmittal (as amended, the “Letter of Transmittal”) from the previously announced early tender date of May 30, 2013 until June 13, 2013. The announcement amended the Offer to Purchase and Letter of Transmittal to change the “Maximum Tender Amount” to $700 million and to change the “Early Tender Date” to 11:59 p.m., New York City time, on June 13, 2013, unless extended by HDD Cayman. Other than the Maximum Tender Offer Amount and Early Tender Date, all terms and conditions of the Tender Offer described in the Offer to Purchase and the Letter of Transmittal remained unchanged.

The Tender Offer will expire at 11:59 p.m., New York City time, on June 13, 2013 unless extended or earlier terminated by HDD Cayman (the “Expiration Date”). HDD Cayman currently expects that notes validly tendered will be settled on June 14, 2014. Both the Withdrawal Date (as defined in the Offer to Purchase) and the Expiration Date remain unchanged. Because the Withdrawal Date has passed, holders who validly tender their notes or have already tendered their notes may no longer withdraw such notes.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Seagate Technology Announces Early Tender Offer Results and Amends Cash Tender Offer for Outstanding 7.75% Senior Notes Due 2018 and 6.80% Senior Notes Due 2016

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies, expectations and the outcome of the Tender Offer. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this Current Report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition and HDD Cayman’s ability to execute the Tender Offer as described in the Offer to Purchase and Letter of Transmittal. Such risks and uncertainties include, but are not limited to:  the uncertainty in global economic conditions, changes in the credit markets and interest rates and the performance of the Dealer Manager and other third parties involved in the execution of the Tender Offer. Additional information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 31, 2012, January 29, 2013 and May 1, 2013, Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC January 29, 2013 filed with the SEC on January 31, 2013 and the Company’s Annual Report on Form 10-K filed with the SEC on August 8, 2012, which statements are incorporated into this Current Report by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ PATRICK J. O’MALLEY
	Name:	Patrick J. O’Malley
	Title:	Executive Vice President and Chief Financial Officer

Date: May 31, 2013

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